AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             SF HOLDINGS GROUP, INC.


         SF HOLDINGS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1.  The name of the Corporation is SF Holdings Group, Inc.
         2. The original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on December 24, 1997.

         3. The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 6, 1998.

         4. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation, and such amendments have been duly adopted in accordance with the above-referenced Sections.

         5. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as set forth in Exhibit A attached hereto.

         IN  WITNESS   WHEREOF,   this  Amended  and  Restated   Certificate  of
Incorporation has been duly executed this 18th day of August, 1999.

                                             SF HOLDINGS GROUP, INC.

                                             By: /s/Hans Heinsen
                                                 -------------------
                                                 Name:    Hans Heinsen
                                                 Title:   Senior Vice President

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SF HOLDINGS GROUP, INC.




             FIRST:   The name of the Corporation is SF Holdings Group, Inc.


             SECOND: The address of the registered office of the Corporation in Delaware is 1013 Centre Road, Wilmington, 19805-1297, in New Castle County, and the name of the registered agent of the Corporation at such address is Corporation Service Corporation.

             THIRD:   The purpose of the Corporation  is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

             FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one million nine hundred and twenty thousand (1,920,000) shares, consisting of:

                 (a) one million eight hundred thousand (1,800,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as "Common Stock");

                 (b) twenty thousand (20,000) shares of Exchangeable Preferred Stock, par value $.001 per share (hereinafter referred to as "Preferred Stock"); and

                 (c) one hundred thousand (100,000) shares of Class B Preferred Stock, par value $.001 per share (hereinafter referred to as "Class B Preferred Stock").

         The designations, relative rights, preferences and limitations of shares of each class and the authority of the Board of Directors to fix the designations, relative rights, preferences and limitations of shares of each class not fixed hereby shall be as follows:

A.       PREFERRED STOCK

         The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock are as follows:

         1. The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank senior to all classes of Common Stock of the Corporation and, except as provided in the following proviso, to each other class or series of capital stock issued by the Corporation now or hereafter created (collectively, "Junior Stock"); provided, however, that the Board of Directors may authorize a class or series of preferred stock on a parity in powers, preferences and rights to the Preferred Stock (collectively, "Parity Stock") or senior in powers, preferences and rights to the Preferred Stock (collectively, "Senior Stock") if approved by the holders of a majority of the shares of Preferred Stock.

         2. (a) The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends at an annual rate equal to 13.75%. Until March 15, 2003, dividends on the Preferred Stock will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a "Dividend Payment Date"), commencing June 15, 1998, (i) in cash or, at the option of the Corporation, (ii) by issuing shares of Preferred Stock with an aggregate Liquidation Amount (as defined in subparagraph 3 below) equal to the amount of such dividends. From and after such time, dividends on the Preferred Stock shall be payable quarterly in arrears in cash except to the extent that the covenants applicable to Indebtedness (as defined in subparagraph 9 below) of the Corporation prohibit such cash payments or the covenants applicable to securities and/or Indebtedness of the Corporation's subsidiaries prohibit such subsidiaries from distributing the necessary cash to the Corporation. Dividends in arrears on the Preferred Stock may be paid at any time, without reference to any regular dividend payment date. Dividends will accrue and be cumulative from the date of original issue of the Preferred Stock, whether or not declared for any reason (including if such declaration is prohibited under any outstanding indebtedness or borrowing or other contractual provision binding on the Corporation or any of its subsidiaries) and whether or not there will be funds of the Corporation legally available for the payment thereof. Dividends accruing and not declared until March 15, 2003 shall, when declared, be payable in cash or additional shares of Preferred Stock as described above. All accrued and unpaid dividends will be compounded at the dividend rate on a quarterly basis. All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after March 15, 2003.

         (b) No dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock, and no shares of Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or in exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Junior Stock unless (i) all dividends on the outstanding shares of Preferred Stock that shall have accrued through any prior Dividend Payment Date shall have been paid or declared and funds set apart for payment thereof; (ii) the Corporation shall not be in default on any of its obligations to purchase or redeem the Preferred Stock pursuant to subparagraphs 4, 5 or 6 of this Paragraph A; and (iii) the Corporation shall not be in default on any of the covenants included in subparagraph 9 of this Paragraph A. When dividends are not paid in full upon the shares of Preferred Stock and any Parity Stock, all dividends declared upon shares of Preferred Stock and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock and all such Parity Stock bear to each other.

         3. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no payment or distribution of assets shall be made to or set apart for the holders of Junior Stock unless the holders of shares of Preferred Stock shall have received, out of assets legally available therefor, Ten Thousand Dollars ($10,000.00) per share of Preferred Stock (the "Liquidation Amount") plus an amount of cash equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the date of final distribution to such holder. If upon any such distribution of assets in liquidation or dissolution or upon the winding up of the affairs of the Corporation the amount which would be distributed to the holders of the outstanding shares of Preferred Stock would be less than this amount, then such lesser amount shall be distributed pro rata to the holders of then outstanding shares of Preferred Stock and to the holders of then outstanding shares of Parity Stock, and no distribution shall be made to the holders of Junior Stock. None of the consolidation or the merger of the Corporation, or the sale, lease or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this subparagraph 3.

         4. The Corporation shall redeem the Preferred Stock on March 15, 2009, out of funds legally available for such purpose, at a redemption price per share, in cash, equal to the Liquidation Amount plus an amount of cash equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the date of redemption. Shares of Preferred Stock redeemed pursuant to this subparagraph 4 shall be cancelled and shall not be reissued.

         5. (a) Except as set forth below, the Preferred Stock shall not be redeemable at the Corporation's option prior to March 15, 2003. From and after March 15, 2003, the Corporation may, at its option, redeem the Preferred Stock, in whole or in part, at the redemption prices (expressed as percentages of the Liquidation Amount) set forth below, plus an amount of cash equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

         Year                                         Percentage
         ----                                         ----------
         2003..................................        106.875%

         2004..................................        104.583%

         2005..................................        102.293%

         2006 and thereafter...................        100.000%

             (b) Prior to March 15, 2001, the Corporation may, at its option, redeem up to one-half of the aggregate Liquidation Amount of Preferred Stock at a redemption price of 113.75% of the Liquidation Amount, plus an amount of cash equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the date of redemption, with the net cash proceeds of an Equity Offering (as defined below); provided, however, that at least one-half of the aggregate Liquidation Amount of Preferred Stock remains outstanding immediately after the occurrence of such redemption (excluding Preferred Stock held by the Corporation and its subsidiaries); and provided, further, that any such redemption shall occur within 60 days of the date of the closing of such Equity Offering. As used herein, "Equity Offering" means an underwritten public offering of Common Stock (other than Disqualified Stock (as defined below)) registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities
         Act).


             (c) If less than all outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) according to the number of whole shares held by each holder of Preferred Stock.

             (d) In the event the Corporation shall redeem shares of Preferred Stock pursuant to subparagraphs 4 or 5 hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such redemption notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed and , if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder;
         (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. On or after the date so specified, each holder of then outstanding shares of Preferred Stock so to be redeemed shall surrender the certificate or certificates evidencing the Preferred Stock held by such holder to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in such notice), in exchange for payment to its order or that of its nominee, as such holder shall request, in an aggregate amount equal to the aggregate redemption amount of the shares of Preferred Stock so redeemed. The Corporation shall reissue to each such holder a certificate for any shares of Preferred Stock surrendered but not redeemed. All shares of Preferred Stock which are redeemed pursuant to this subparagraph 5 shall be cancelled and shall not be reissued.

         6. (a) In the event of a Change of Control (as defined below), the Corporation shall be required to make an offer to each holder of shares of Preferred Stock to repurchase such holder's shares of Preferred Stock (a "Repurchase Offer") at a purchase price equal to 101% of the Liquidation Amount, plus the cash value of any accrued and unpaid dividends payable in kind and the amount of any accrued and unpaid cash dividends (the "Change of Control Payment"). As used herein, "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries (as defined in subparagraph 9 below) taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more of the voting power of the Voting Stock (as defined below) of the Corporation than at that time is beneficially owned by the Principals, or (iv) the first day on which more than a majority of the directors on the Board of Directors of the Corporation are not Continuing Directors (as defined below). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Corporation will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

         (b) Within ten days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Preferred Stock describing the transaction or transactions that constitute the Change of Control. Such notice shall state: (i) the date of repurchase, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed ("the Change of Control Payment Date");
         (ii) the place or places where certificates for such shares are to be surrendered (the "Paying Agent"); and (iii) that dividends on the shares to be repurchased will cease to accrue on such Change of Control Payment Date. The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Preferred Stock as a result of a Change of Control.

         (c) At least three days before the Change of Control Payment Date, each holder of then outstanding shares of Preferred Stock which elects to have some or all of its shares of Preferred Stock repurchased pursuant to the Repurchase Offer shall surrender the certificate or certificates evidencing the Preferred Stock held by such holder to the Paying Agent, with a request for payment to its order or that of its nominee in an aggregate amount equal to the aggregate Change of Control Payment. On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Preferred Stock properly tendered pursuant to the Repurchase Offer, and (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Preferred Stock so tendered. The Paying Agent shall promptly mail to each holder of shares of Preferred Stock so tendered the Change of Control Payment for such shares of Preferred Stock. All shares of Preferred Stock which are repurchased pursuant to this subparagraph 6 shall be cancelled and shall not be reissued. The Corporation shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Change of Control Payment Date, but in no case more than five days (excluding legal holidays) after the Change of Control Payment Date.

         (d) Notwithstanding the foregoing, the Corporation shall not be required to make a Repurchase Offer upon a Change of Control if such Repurchase Offer would cause an event of default under any of the agreements governing Indebtedness of the Corporation, or if a third party makes the Repurchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this subparagraph 6 applicable to a Repurchase Offer made by the Corporation and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Repurchase Offer.

         7. (a) The Corporation may, at its option, on any Dividend Payment Date with respec to the Preferred Stock, redeem all, but not less than all, of the then outstanding shares of Preferred Stock in exchange for the Corporation's 13.75% Subordinated Notes due March 15, 2009 to be issued pursuant to an indenture between the Corporation and a trustee and having substantially the terms assigned to the Preferred Stock as set forth in this Paragraph A of Article FOURTH (the "Subordinated Notes"), at a rate of one dollar (or fraction thereof) principal amount of Subordinated Notes for each dollar (or fraction thereof) in Liquidation Amount plus, subject to the following paragraph, the cash value of any accrued and unpaid dividends payable in kind and the amount of any accrued and unpaid cash dividends, whether or not earned or declared, accrued and unpaid thereon to the date of exchange (provided that no event of default under the indenture governing the Subordinated Notes shall have occurred and be continuing).

             (b) Cash dividends on any shares of Preferred Stock exchanged for Subordinated Notes which have accrued but have not been paid as of the date of exchange shall be paid, at the option of the Corporation, in cash or in additional Subordinated Notes in an equivalent principal amount of such accrued and unpaid dividends. In no event shall the Corporation issue Subordinated Notes in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of Subordinated Notes that would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Subordinated Notes to be issued to a holder upon any such exchange). Interest will accrue on the Subordinated Notes from the date of exchange.

             (c) In the event the Corporation shall exchange shares of Preferred Stock, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares of Preferred Stock to be exchanged at such holder's address as the same appears on the stock register of the Corporation. Each such exchange notice shall state: (A) the exchange date; (B) the principal amount of Subordinated Notes to be received by the exchanging holder; (C) the place or places where the certificate or ertificates for such shares of Preferred
         Stock  are  to  be  exchanged  for  notes  evidencing  the Subordinated
         Notes to be received by the exchanging holder; and (D) that dividends on the shares of Preferred Stock to be exchanged will cease to accrue on such exchange date. On the date so specified, each holder of then outstanding shares of Preferred Stock shall surrender the certificate or certificates evidencing the Preferred Stock held by such holder to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in such notice), in exchange for the Subordinated Notes to which such holder is entitled, registered in such holder's name or that of its nominee or payable to its order or that of its nominee, as such holder shall request, and in such denominations as such holder shall request. All shares of Preferred Stock which are redeemed pursuant to this subparagraph 7 shall be cancelled and shall not be reissued.

             (d) Prior   to  giving   notice  of  intention  to   exchange,  the
         Corporation shall execute and deliver with a bank or trust company selected by the Corporation an indenture having substantially the terms assigned to the Preferred Stock as set forth in this Paragraph A of Article FOURTH. The Corporation will cause the Subordinated Notes to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Subordinated Notes at the rate and on the dates specified in such indenture from the exchange date.

             (e) The  Corporation  will  not  give  notice of  its  intention to exchange unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the Corporation) to the effect that (i) the indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Subordinated Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the shares of Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the indenture (subject to the aforesaid), (iii) neither the execution nor delivery of the indenture or the Subordinated Notes nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their properties, and (iv) the Subordinated Notes have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Subordinated Notes for the shares of Preferred Stock is exempt from registration under the Act.

             (f) The exchange shall be deemed to have been effected immediately prior to the close of business on the relevant Dividend Payment Date on or prior to which the certificates for shares of Preferred Stock shall have been surrendered, and the person in whose name or names the Subordinated Notes shal be issuable upon such exchange shall be deemed to have become the holder of record of the Subordinated Notes represented thereby at such time on such Dividend Payment Date.

             (g) Prior   to   the   delivery  of   any   securities  which   the
         Corporation shall be obligated to deliver upon exchange of the Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Subordinated Notes on exchange of the Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of notes evidencing Subordinated Notes in a name other than that of the holder of the Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         8. (a) The holders of shares of Preferred Stock shall not be entitled to any voting rights, except as described below or as otherwise required by applicable law. In the event the Corporation fails to (i) pay dividends for six or more quarters (whether or not consecutive), (ii) satisfy any mandatory redemption obligation with respect to the Preferred Stock (regardless of whether the reason for such failure is lack of legally available funds), (iii) make a Repurchase Offer within 30 days following a Change of Control or make an Asset Sale Offer pursuant to paragraph (f) of subparagraph 9 (regardless of whether such offer is prohibited by the terms of any Indebtedness of the Corporation) or (iv) comply with any of the covenants set forth in subparagraph 9 of this Paragraph A for a period of 30 days after the receipt of notice of such failure from the registered holders of not less than twenty-five percent (25%) of the shares of Preferred Stock then outstanding, the Board of Directors of the Corporation shall be increased by two members and the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, shall be entitled to elect two members to the Board of Directors of the Corporation. The foregoing voting rights shall cease, and the term of office of any directors elected pursuant to the exercise of the foregoing voting rights shall terminate, if and when the failure by the Corporation giving rise to such voting rights is cured, but subject always to the vesting of such right in the case of a similar future event. The foregoing voting rights may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each subsequent annual meeting. At any time when such voting rights shall have vested, and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Preferred Stock, shall call a special meeting of the holders of the Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the foregoing, no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders. At any meeting held for the purpose of electing directors at which the holders of Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. Any director elected by holders of Preferred Stock pursuant to such voting rights shall hold office until the next annual meeting of stockholders (unless such term has previously terminated as described above) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected or, if there be no such remaining director, by the holders of Preferred Stock by written consent or at a special meeting called in accordance with the procedures set forth above or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

             (b) The approval of the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, shall also be required for (i) the authorization by the Corporation of any series of preferred stock ranked senior or on a parity in powers, preferences and rights to the Preferred Stock (including any additional shares of Preferred Stock), (ii) the amendment or modification of any provisions of the Certificate of Incorporation of the Corporation in any manner that would adversely affect the voting powers, designations, preferences and rights of the Preferred Stock and (iii) any merger or consolidation or sale of all or substantially all of the assets of the Corporation if the terms of such transaction do not provide for the repurchase or redemption of all of the shares of Preferred Stock upon consummation of such merger, consolidation or sale. Notwithstanding the foregoing, upon a refinancing of the Corporation's 12.75% Senior Secured Discount Notes due 2008 (the "Discount Notes"), the Certificate of Incorporation of the Corporation may be amended or modified without any approval of the holders of the Preferred Stock to reflect covenants in the new notes which are more favorable to the Corporation than those contained in the Discount Notes.

         9. (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Preferred Stock are outstanding, the Corporation shall furnish to the holders of record of shares of Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Corporation and its consolidated Subsidiaries (as defined below) (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Corporation and its Restricted Subsidiaries (as defined below) separate from the financial condition and results of operations of the Unrestricted Subsidiaries (as defined below) of the Corporation) and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement (as defined below), whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Corporation shall also furnish to the holders of Preferred Stock and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A under the Act.

             (b) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Corporation's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Corporation or any of its Restricted Subsidiaries), other than a dividend on the Preferred Stock, or to the direct or indirect holders of the Corporation's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Corporation or to the Corporation or any Restricted Subsidiary of the Corporation); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Corporation) any Equity Interests of the Corporation or any direct or indirect parent of the Corporation or other Affiliate of the Corporation (other than any such Equity Interests owned by the Corporation or any Restricted Subsidiary of the Corporation); (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Secured Discount Notes, except a payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                     (B) the Corporation would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of paragraph (d) of this subparagraph 9; and

                     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Corporation and its Restricted Subsidiaries after March 12, 1998 (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of
         (i) 50% of the Consolidated Net Income of the Corporation for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 12, 1998 to the end of the Corporation's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Corporation since March 12, 1998 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Corporation (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Corporation that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Corporation), plus (iii) to the extent that any Restricted Investment that was made after March 12, 1998 is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition, if any), but only to the extent not included in subclause (i) of this clause (C).

             The foregoing provisions shall not prohibit (i) the payments and applications of the proceeds to be received by the Corporation from the issuance of the Units as described under the caption "Use of Proceeds" of the Offering Memorandum governing the issuance of the Units (ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this subparagraph 9; (iii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Corporation in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Corporation) of, other Equity Interests of the Corporation (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C) of the preceding paragraph; (iv) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Corporation) of Equity Interests of the Corporation (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption or repurchase shall be excluded from clause (C) of the preceding paragraph; (v) the payment of any dividend by a Restricted Subsidiary of the Corporation to the holders of its Equity Interests on a pro rata basis; and (vi) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Corporation or any Restricted Subsidiary of the Corporation held by any member of the Corporation's (or any of its Restricted Subsidiaries') management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Corporation
         (or any of its Restricted Subsidiaries) during any such twelve-month period from any issuance of Equity Interests by the Corporation (or any of its Restricted Subsidiaries) to members of management of the Corporation (or an of its Restricted Subsidiaries) (provided that such proceeds are excluded from clause (C) of the preceding paragraph; and provided, further, that such repurchase, redemption or other acquisition or retirement may not include any Equity Interests owned, directly or indirectly, by the Principals.

             The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Corporation and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

             The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Corporation or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million.

             (c) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Corporation or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or
         (b) pay any Indebtedness owed to the Corporation or any of its Restricted Subsidiaries, (ii) make loans or advances to the Corporation or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Corporation or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on March 12, 1998 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, with respect to such dividend and other payment restrictions,  than  those as in  effect  on March  12,  1998,  (b) the
         Indenture and the Senior Secured  Discount  Notes,  (c) applicable law,
         (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Corporation or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of paragraph (d) of this subparagraph 9 to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) restrictions relating to a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financing, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced and (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of paragraph (d) of this subparagraph 9 that limits the right of the debtor to dispose of the assets securing such Indebtedness.

             (d) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Corporation shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that so long as no Default or Event of Default has occurred or is continuing, the Corporation and its

         Restricted  Subsidiaries  may incur  Indebtedness  (including  Acquired
         Debt) if the Fixed Charge Coverage Ratio for the Corporation's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred is issued would have been at least
         1.75 to 1, if such additional Indebtedness is incurred prior to March 15, 2000, or at least 2.0 to 1, if such additional Indebtedness is incurred on or after March 15, 2000, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

             The provisions of the immediately preceding paragraph shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

             (i) the incurrence by the Corporation and its Restricted Subsidiaries of Indebtedness from a bank or other financial institution in an aggregate principal amount not to exceed $200.0 million at any one time outstanding, less any Net Proceeds of Asset Sales applied to permanently reduce any such Indebtedness pursuant to paragraph (f) of this subparagraph 9;

             (ii) the incurrence by the Corporation and its Restricted Subsidiaries of the Existing Indebtedness, other than pursuant to the Fonda Credit Facility or the Sweetheart Credit Facilities;

             (iii)   the   incurrence   by  the  Corporation   of   Indebtedness
         represented  by the  Senior  Secured  Discount Notes and the Indenture;

             (iv)    the  incurrence  by   the   Corporation   or  any  of   its
         Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Corporation or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

             (v) the incurrence by the Corporation or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Corporation or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Corporation or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (v), does not exceed $5.0 million;

             (vi) the incurrence by the Corporation or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under the first paragraph hereof or clauses (ii), (iii), (iv) or (v) of this paragraph;

             (vii) the incurrence by the Corporation or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Corporation and any of its Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Corporation or a Restricted Subsidiary thereof and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Corporation or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Corporation or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

             (viii) the incurrence by the Corporation or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; and

             (ix) the incurrence by the Corporation or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) not to exceed $25.0 million at any one time outstanding.

             For purposes of determining compliance with this paragraph (d), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses
         (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this paragraph (d), the Corporation shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this paragraph (d). Accrual of interest, accretion or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an incurrence of Indebtedness for purposes of this paragraph (d); provided, in each such case, that the amount thereof is included in Fixed Charges of the Corporation as accrued.

             (e) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Restricted Subsidiary with an unrelated Person and (ii) (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, the Board of

         Directors  shall  have  passed  a  resolution   certifying   that  such
         Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Board of Directors shall have received an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing with total assets in excess of $1.0 billion, except with respect to transactions in the ordinary course of business and consistent with past practice between the Corporation or any of its Restricted Subsidiaries and Four M, CEG or any of their respective subsidiaries; provided that the following shall not be deemed to be Affiliate Transactions: (1) the Indenture of Lease dated as of January 1, 1995, between Dennis Mehiel and Fonda relating to the Jacksonville Facility except for any purchases of property by Fonda that may arise thereunder; (2) any employment agreement entered into by the Corporation or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Corporation or such Restricted Subsidiary in an amount not to exceed $1.00 million per annum; (3) transactions between or among the Corporation and its Restricted Subsidiaries; (4) Restricted Payments and Permitted Investments that are permitted by paragraph (b) of this subparagraph 9; and (5) transactions entered into in connection with the Transactions.

             (f) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Corporation (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Corporation or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Corporation's or such Restricted Subsidiary's most recent balance sheet), of the Corporation or any Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Corporation or such Restricted Subsidiary from further liability and
         (y) any securities, notes or other obligations received by the Corporation or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Corporation or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                 Within 365 days after the Corporation's or any Restricted Subsidiary's receipt of any Net Proceeds from an Asset Sale, the Corporation or such Restricted Subsidiary may apply such Net Proceeds
         (a) to permanently repay Indebtedness of a Restricted Subsidiary of the Corporation (and, in the case of revolving borrowings, to correspondingly reduce commitments with respect thereto), or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a

         Permitted Business. Pending the final application of any such Net Proceeds, the Corporation may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Certificate of Incorporation. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Excess Proceeds Offer Triggering Event"), the Corporation shall be required to make an offer to each holders of shares of Preferred Stock (an "Asset Sale Offer") to repurchase the maximum number of such holder's shares of Preferred Stock that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Liquidation Amount, plus an amount of cash equal to the amount of any accrued and unpaid dividends, in accordance with the procedures set forth in subparagraph 6 of this Paragraph A with respect to a Change of Control; provided however, that such offer will not be required if the application of such Excess Proceeds to repurchase shares of Preferred Stock would cause an Event of Default under any of the agreements governing Indebtedness of the Corporation. If the aggregate purchase price of the shares of Preferred Stock tendered into such Asset Sale Offer surrendered by the holders thereof is less than the amount of Excess Proceeds, the Corporation may use such Excess Proceeds for general corporate purposes (subject to the provisions of this Certificate of Incorporation). If the aggregate purchase price of the shares of Preferred Stock tendered into such Asset Sale Offer surrendered by the holders thereof exceeds the amount of Excess Proceeds, the Corporation shall select the Shares of Preferred Stock to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

             (g) So long as any shares of Preferred Stock are outstanding, the Corporation (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Corporation to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of the Corporation to any Person (other than the Corporation or a Wholly Owned Restricted Subsidiary of the Corporation), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with paragraph (f) hereof, and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Corporation to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Corporation or a Wholly Owned Restricted Subsidiary of the Corporation.

             (h) So long as any shares of Preferred Stock are outstanding, neither the Corporation nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of shares of Preferred Stock for or as an inducement to any amendment or modification of any of the terms or provisions of this Certificate of Incorporation unless such consideration is offered to be paid or is paid to all holders of shares of Preferred

         Stock that amend or modify, or agree to amend or modify, in the time frame set forth in the solicitation documents relating to such amendment or modification.

             (i) So long as any shares of Preferred Stock are outstanding, the Corporation may not consolidate or merge with or into (whether or not the Corporation is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Corporation is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) immediately after such transaction no Default or Event of Default exists; and (iii) except in the case of a merger of the Corporation with or into a Wholly Owned Restricted Subsidiary of the Corporation, the Corporation or the entity or Person formed by or surviving any such consolidation or merger (if other than the Corporation), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made
         (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of paragraph (d) of this subparagraph 9.

             (j) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

             (k) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses (as defined below), except to such extent as would not be material to the Corporation and its Restricted Subsidiaries taken as a whole.

             (l) So  long  as  any  shares  of Preferred Stock are  outstanding, the Corporation shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as they may be amended from time to time) of the Corporation or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Corporation and its Restricted Subsidiaries; provided, however, that the Corporation
                                        --------   -------
         shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of

         Directors of the Corporation shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the shares of Preferred Stock.

             (m) The restrictions set forth in the preceding paragraphs (a) through (l) of this subparagraph 9 shall in no way limit the power and authority of the Corporation to take any of the actions restricted thereby. Rather, a violation of any such paragraphs shall have the consequences set forth in paragraph (a) of subparagraph 8 of this Paragraph A, and only such consequences.

             (n) As used herein, the following terms are ascribed with the following meanings:

             "Acquired  Debt" means,  with  respect  to  any  specified  Person,
         (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

             "Affiliate" of any specified Person means any other Person (as described below) directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock (as described below) of a Person shall be deemed to be control.

             "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than (x) sales of inventory in the ordinary course of business consistent with past practices, and (y) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries taken as a whole, and (ii) the issue or sale by the Corporation or any of its Restricted Subsidiaries of Equity Interests of any of the Corporation's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Corporation to a Restricted Subsidiary or by a Restricted Subsidiary to the Corporation or to another Restricted Subsidiary and (ii) a Restricted Payment that is permitted by paragraph (b) of this subparagraph 9.

             "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP (as defined below).

             "Capital  Stock"   means   (i)  in  the  case  of   a  corporation,
         corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, excluding stock appreciation rights issued in the ordinary course of business.

             "CEG" means Creative  Expressions Group, Inc and CEG Holdings, LLC.

             "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividend to the Corporation by such

         Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

             "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted
         Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) income of any Unrestricted Subsidiary shall be excluded whether or not distributed to the Corporation or any of its Restricted Subsidiaries.

             "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to March 12, 1998 in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

             "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on March 12, 1998 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

             "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

             "Disqualified  Stock"  means any Capital  Stock  that, by its terms
         (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to June 14, 2008; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Corporation to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Corporation may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with paragraph (b) of this subparagraph 9.

             "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

             "Event of Default"  is ascribed  the  meaning  set forth in Section
         6.01 of the Indenture.

             "Existing Indebtedness" means Indebtedness of the Corporation and its Restricted Subsidiaries in existence on March 12, 1998, including Indebtedness represented by the demand notes issued to the stockholders of Sweetheart, until such amounts are repaid.

             "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Corporation (other than Disqualified Stock) or to the Corporation or a Restricted Subsidiary of the Corporation, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

             "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Corporation or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

             "Fonda" means The Fonda Group, Inc.

             "Fonda Credit Facility" means the credit facility between Fonda and IBJ Schroder Bank & Trust Corporation, as agent, providing for available borrowings of up to $50.0 million.

             "Four M" means Four M Corporation.

             "GAAP" means  generally  accepted  accounting  principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on March 12, 1998.

             "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (as defined below).

             "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
         (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

             "Holder"  means a  Person in  whose name a  Senior Secured Discount
         Note is registered.

             "Indebtedness" means, with  respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien (as defined below) on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

             "Indenture" means the Indenture, dated as of March 12, 1998, between the Corporation and The Bank of New York, as trustee (the "Trustee"), governing the Corporation's 12.75% Senior Secured Discount Notes due 2008.

             "Investments"  means,  with  respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Corporation or any Restricted Subsidiary of the Corporation sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Corporation such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Corporation, the Corporation shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of paragraph (b) of this subparagraph 9.

             "Lien" means, with respect to any asset, any mortgage, lien, ledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

             "Net  Income"  means,  with  respect to  any Person, the net income
         (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

             "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

             "Non-Recourse Debt" means Indebtedness (i) as to which neither the Corporation nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Secured Discount Notes (as defined below)) of the Corporation or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Corporation or any of its Restricted Subsidiaries.

             "Offering" means the Offering of the Units by the Corporation.

             "Offering   Memorandum"   means  the  Offering   Memorandum,  dated
         March 5, 1998, governing the Offering of the Units by the Corporation.

             "Permitted Business" means the business of producing and selling food service, packaging, tissue and party goods products and such other businesses as the Corporation and its Restricted Subsidiaries are engaged in on the date of the Indenture, and reasonable expansions and extensions thereof.

             "Permitted  Investment" means  a) any Investment in the Corporation or in a Restricted  Subsidiary of the Corporation;  (b) any  Investment
         in  Cash  Equivalents;   (c) any Investment by the Corporation  or any
         Restricted Subsidiary of the Corporation in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Corporation or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary of the Corporation; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale made in accordance with the provisions of paragraph
         (f) of this paragraph 9; (e) a $2.6 million loan from Fonda to CEG, as in effect on March 12, 1998 as such loan may be amended or refinanced in a manner not adverse to Fonda, the Corporation or the Holders of the Senior Secured Discount Notes; and (f) other Investments in a Permitted Business in an aggregate amount not to exceed $5.0 million.

             "Permitted Liens" means (i) Liens on Indebtedness of the Corporation's Restricted Subsidiaries that was permitted by the terms of this subparagraph 9 to be incurred; (ii) Liens in favor of the Corporation or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Corporation or any Restricted Subsidiary of the Corporation; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Corporation or any Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Corporation or any Restricted Subsidiary of the Corporation; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of paragraph (d) of this subparagraph 9 covering only the assets acquired with such Indebtedness; (vii) Liens existing on March 12, 1998; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted
         and   diligently   concluded,   provided  that  any
         reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Corporation or any Restricted Subsidiary of the Corporation with respect to obligations that do not exceed $2.5 million at any one time outstanding and that
         (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Corporation or such Restricted Subsidiary; (x) Liens in favor of the holders of Senior Secured Discount Notes; and (xi) renewals or refundings of any Liens referred to in clauses (iii) through (x) above; provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced.

             "Permitted Refinancing Indebtedness" means any Indebtedness of the Corporation or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Corporation or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Secured Discount Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Secured Discount Notes on terms at least as favorable to the Holders of Senior Secured Discount Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Corporation or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

             "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

             "Principals" means Dennis Mehiel, his lineal descendants and any trust, corporation, partnership, association, limited liability company or other entity in which Dennis Mehiel and/or his lineal descendants hold at least 80% of the total, combined outstanding voting power or similar controlling interest.

             "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 12, 1998, by and among the Corporation and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

             "Restricted Investment" means an Investment other than a Permitted Investment.

             "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

             "Senior Secured Discount Notes" means the Corporation's 12.75% Senior Secured Discount Notes due 2008.

             "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, however, that Sweetheart (as defined below) shall be deemed to be a Subsidiary of the Corporation for so long as the Corporation directly or indirectly owns at least 50% of Sweetheart's aggregate outstanding common stock.

             "Sweetheart" means Sweetheart Holdings Inc. and its Subsidiaries.

             "Sweetheart Credit Facilities" means Sweetheart's revolving credit facility with BankAmerica in the amount of up to $135.0 million, and Sweetheart's term and revolving credit facilities with The Bank of Nova Scotia, which provides for (i) a term loan facility in the amount of up to Cdn. $14.0 million; (ii) a revolving credit facility in the amount of up to Cdn. $7.0 million; and (iii) a revolving overdraft credit facility with standby or guarantee letters of credit in the amount of up to Cdn. $1.0 million.

             "Transactions" is ascribed the meaning set forth in the Offering Memorandum.

             "Units" means the Units offered in the Offering consisting of $1,000 in aggregate principal amount at maturity of the Senior Secured Discount Notes and two (2) shares of Class C Common Stock, par value $.001 per share of the Corporation.

             "Unrestricted Subsidiary" means (i) any Subsidiary (other than Fonda or Sweetheart or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors; but only to the extent that such
         Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the

         Corporation or any Restricted Subsidiary of the Corporation unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Corporation or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Corporation; (c) is a Person with respect to which neither the Corporation nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Corporation or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Corporation or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Corporation or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Corporation as of such date. The Board of Directors of the Corporation may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Corporation of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under paragraph
         (d) of this subparagraph 9, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

             "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

             "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

             "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

B.       CLASS B PREFERRED STOCK

         Shares of Class B Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Class B Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting rights, if any, and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of Paragraph A of this Article FOURTH and subparagraph 2 of Paragraph E of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Class B Preferred Stock, the voting rights, if any, and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

             (a) The distinctive designation of, and the number of shares of Class B Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

             (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Class B Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

             (c) The right, if any, of the holders of Class B Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

             (d) Whether or not Class B Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Class B Preferred Stock of such series may be redeemed;

             (e) The  rights, if any,  of the holders of Class B Preferred Stock
         of   such  series  upon  the  voluntary  or  involuntary  liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

             (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Class B Preferred Stock of such series; and

             (g) The voting powers, if any, of the holders of such series of Class B Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Class B Preferred Stock or all series of Class B Preferred Stock as a class, to vote on such matters or under such circumstances and on such conditions as the Board of Directors may determine.

C.       CLASS B SERIES 1 PREFERRED STOCK

         Pursuant to the authority granted to the Board of Directors in Paragraphs B and C of this Article FOURTH, fifteen thousand (15,000) of the authorized shares of Class B Preferred Stock are hereby designated as Class B Series 1 Preferred Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Class B Series 1 Preferred Stock are as follows:

         1. The holder of shares of Class B Series 1 Preferred Stock shall not be entitled to receive any dividends whatsoever.

         2. The Class B Series 1 Preferred Stock shall, with respect to distributions upon the liquidation, winding up or dissolution of the Corporation, rank junior to the Preferred Stock and senior to all classes of Common Stock of the Corporation and, except as provided in the following proviso, to each other class or series of capital stock issued by the Corporation now or hereafter created (collectively, together with the Common Stock, "Series 1 Junior Stock"); provided, however, that the Board of Directors
                                 --------   -------
may authorize a class or series of preferred stock on a parity in powers, preferences and rights to the Class B Series 1 Preferred Stock (collectively, "Series 1 Parity Stock") or senior in powers, preferences and rights to the Class B Series 1 Preferred Stock (collectively, "Series 1 Senior Stock") if approved by the holders of a majority of the shares of Class B Series 1 Preferred Stock; provided, however, that no such class or series of Series 1 Senior Stock shall be senior in powers, preferences and rights to the Preferred Stock except as provided in subparagraph 1 of Paragraph A of this Article FOURTH.

         3. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no payment or distribution of assets shall be made to or set apart for the holders of Series 1 Junior Stock unless the holders of shares of Class B Series 1 Preferred Stock shall have received, out of assets legally available therefor, one thousand dollars ($1,000) per share of Class B Series 1 Preferred Stock (the "Liquidation Value"). If upon any such distribution of assets in liquidation or dissolution or upon the winding up of the affairs of the Corporation the amount which would be distributed to the holder of the outstanding shares of Class B Series 1 Preferred Stock would be less than this amount, then such lesser amount shall be distributed pro rata to the holders of then outstanding shares of Class B Series 1 Preferred Stock and to the holders of then outstanding shares of Series 1 Parity Stock, and no distribution shall be made to the holders of Series 1 Junior Stock. None of the consolidation or the merger of the Corporation, or the sale, lease or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this subparagraph 3.

         4. (a) The Corporation shall redeem all, but not less than all, of the Class B Series 1 Preferred Stock on March 13, 2010, out of funds legally available for such purpose, at a redemption price per share, in cash, equal to the aggregate Liquidation Value. Notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than

         30  days  nor   more  than  60  days  prior  to  the  redemption  date,
         to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such redemption notice shall state: (i) the redemption date; (ii) the number of shares of Class B Series 1 Preferred Stock to be redeemed; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. On or after the date so specified, each holder of then outstanding shares of Class B Series 1 Preferred Stock so to be redeemed shall surrender the certificate or certificates evidencing the Class B Series 1 Preferred Stock held by such holder to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in such notice), in exchange for payment to its order or that of its nominee, as such holder shall request, in an aggregate amount equal to the aggregate redemption amount of the shares of Class B Series 1 Preferred Stock so redeemed. All shares of Preferred Stock which are redeemed pursuant to this subparagraph 4 shall be cancelled and shall not be reissued.

             (b) No dividend or other distribution (payable other than in shares of Series 1 Junior Stock) shall be paid to the holders of Series 1 Junior Stock, and no shares of Series 1 Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or in exchange for Series 1 Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series 1 Junior Stock unless the Corporation shall not be in default on any of its obligations to purchase or redeem the Class B Series 1 Preferred Stock pursuant to this subparagraph 4.

         5. (a) The shares of Class B Series 1 Preferred Stock may, at the option of the holder, at any time and from time to time, be converted into shares of fully paid and non-assessable shares of Class A Common Stock or Class B Common Stock, at the conversion ratio of one (1) share of Class B Series 1 Preferred Stock for 8.89963 shares of Class A Common Stock or Class B Common Stock, subject to adjustment for any subdivision or combination of, or stock dividend on, the Class A Common Stock or Class B Common Stock. The fifteen thousand (15,000) shares of Class B Series 1 Preferred Stock authorized shall, initially, be convertible into one million three hundred thirty four thousand nine hundred and forty five (133,494.5) shares of Class A Common Stock or Class B Common Stock.

             (b) Upon receipt by the Corporation from the record holder of the shares of Class B Series 1 Preferred Stock of a written request to convert its shares of Class B Series 1 Preferred Stock, the shares of Class B Series 1 Preferred Stock shall be converted into shares of Class A Common Stock or Class B Common Stock, as specified in such written request, at the conversion ratio specified in subparagraph 5(a) above. The conversion of shares hereunder shall be effective, subject to the terms of this subparagraph 5, as of the close of business on the date of the receipt by the Corporation of such request to convert, and the holder entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares on such date.

             (c) The conversion of shares of Class B Series 1 Preferred Stock shall be exercised by the surrender by the holder of the certificates representing the shares being converted accompanied by a written notice of conversion signed by such holder or its duly authorized agent, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Series 1 Preferred Stock) at any time during its usual business hours, and stating the name or names in which such holder wishes the certificates for Class A Common Stock or Class B Common Stock to be received upon conversion to be issued and the address to which such certificates shall be delivered. In case such notice shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issuance of the Class A Common Stock or Class B Common Stock upon conversion and all instruments of transfer appropriately completed to permit such issuance. Subject to the foregoing, the issuance of certificates for shares of Class A Common Stock or Class B Common Stock upon conversion of shares of Class B Series 1 Preferred Stock shall be made without charge to the holder of such converted shares for any costs incurred by the Corporation in connection with such conversion and related issuance of shares. As soon as practicable after such surrender of such certificates, the Corporation shall issue and deliver at such address as is specified by such holder the certificates for the number of shares of Class A Common Stock or Class B Common Stock to which such holder shall be entitled as aforesaid.

             (d) The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares, solely for the purpose of issue upon the conversion of shares of Class B Series 1 Preferred Stock as herein provided, such number of shares of Class A Common Stock and Class B Common Stock as shall then be issuable upon the conversion of the shares of Class B Series 1 Preferred Stock. All shares of Class A Common Stock and Class B Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The Corporation will take such action as may be necessary to assure that all such shares of Class A Common Stock and Class B Common Stock may be so issued without violation of any applicable requirements of any national stock exchange upon which the shares of Common Stock of the Corporation may be listed.

         6. The holder of shares of Class B Series 1 Preferred Stock shall not be entitled to any voting rights whatsoever, except as provided in subparagraph 2 of this Paragraph C and except to the extent otherwise required by applicable law.

         7. In case at any time or from time to time the Corporation shall take any action in respect of the Common Stock, then unless such action will not have a materially adverse effect upon the conversion rights of the holders of Class B Series 1 Preferred Stock, the conversion rights set forth in subparagraph 5 of this Paragraph C shall, in the good faith judgment of the Board of Directors of the Corporation, be adjusted in such manner as shall be equitable in the circumstances.

         8. In the even that the Corporation shall propose (a) to pay any stock dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights, warrants or options to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or (e) to effect the liquidation, dissolution or winding-up of the Corporation, or (f) to effect any transaction that would constitute or effect a Change of Control, then, in each such case, the Corporation shall give to the holders of the Class B Series 1 Preferred Stock a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offer of rights, warrants or options, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding-up or Change of Control is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed. Such notice shall be so given at least 20 days prior to (i) the record date for the purposes of any action covered by clause (a) or (b) above or (ii) the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, for the purposes of any action covered by clause (c),
(d), (e) or (f) above.


D.       COMMON STOCK

         The Common Stock shall be divided into one million four hundred thousand (1,400,000) shares of Class A Common Stock, two hundred thousand (200,000) shares of Class B Common Stock and two hundred thousand (200,000) shares of Class C Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Class A Common Stock, Class B Common Stock and Class C Common Stock are as follows:

         1. Except to the extent expressly set forth in subparagraph 4 or subparagraph 5 of this Paragraph D, none of the Class A Common Stock, the Class B Common Stock or the Class C Common Stock has any preference over, or with respect to, any other such class of Common Stock, and each share of Class A Common Stock, Class B Common Stock and Class C Common Stock is vested with all of the same dividend and liquidation rights.

         2. After the requirements with respect to preferential dividends on the Preferred Stock or the Class B Preferred Stock (fixed in accordance with the the provisions of Paragraphs A and B of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or repurchase, redemption or purchase accounts (fixed in accordance with the provisions of Paragraphs A and B of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraphs A and B of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, holders of Class A Common Stock, Class B Common Stock and

Class C Common Stock will be entitled to share in such dividends ratably according to the number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock held by them. If dividends are declared which are payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, such dividends will be declared payable at the same rate on each class of Common Stock, and the dividends payable in shares of Class A Common Stock will be payable to the holders of Class A Common Stock, the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock and the dividends payable in shares of Class C Common Stock will be payable to the holders of Class C Common Stock. If a holder of Class B or Class C Common Stock, as the case may be, shall convert any of its respective shares of Class B or Class C Common Stock into shares of Class A Common Stock pursuant to subparagraph 5 of this Paragraph D at a time which falls after the record date, but before the payment date, of any dividend declared by the Corporation, the holder shall be entitled to the receipt of such declared dividend as though such conversion had not taken place.

         3. After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraphs A, B and C of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock and to the holders of any  series  of  Class  B  Preferred  Stock  in the  event  of  voluntary  or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to share, ratably according to the number of shares of Class A Common Stock, Class B Common Stock and/or Class C Common Stock, respectively, held by them, in all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders.

         4. Except as may otherwise be required by law, each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by it on all matters voted upon by the stockholders, including the election of directors. Except as may otherwise be required by law, each holder of Class B Common Stock shall have one-tenth (.1) of a vote in respect of each share of Class B Common Stock held by it on all matters voted upon by the stockholders, including the election of directors, and shall vote together with the Class A Common Stock as a single class; provided, however, that the approval of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required for the amendment or modification of any provisions of the Certificate of Incorporation of the Corporation in any manner that would adversely affect the powers, preferences and rights of the Class B Common Stock. The holders of Class C Common Stock shall not be entitled to any vote whatsoever, except to the extent otherwise required by applicable law.

         5. (a) Any share of Class B Common Stock may, at any time, be converted into one fully paid and non-assessable share of Class A Common Stock
(x) at the option of any holder other than a Non-Converting Holder (as defined below) or (y) at the option of any Non-Converting Holder concurrently with a sale or other transfer of such shares of Class B Common Stock to any person, firm or corporation other than a Non-Converting Holder, subject to the conditions hereinafter set forth. For the purpose of this subparagraph 5, the term "Non-Converting Holder" shall mean The Equitable Life Assurance Society of the United States and any of its affiliates, or any other person, firm or corporation that elects to be treated as a Non-Converting Holder by written notice delivered to the Corporation on or before the date of acquisition of shares of Class B Common Stock by such person, firm or corporation, which notice refers to this sentence and states that such person, firm or corporation is irrevocably electing to be treated as a Non-Converting Holder. Such written notice shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

             (b) Any share of Class C Common Stock may, following either (i) an underwritten initial public offering of shares of Common Stock of the Corporation or (ii) a refinancing of the Senior Secured Discount Notes, be converted into one fully paid and non-assessable share of Class A Common Stock
(x) at the option of any holder or (y) at the option of the Corporation.

             (c) Upon receipt by the Corporation from a record holder of shares of Class B or Class C Common Stock, as the case may be, of a written request to convert its shares of Class B or Class C Common Stock, the shares of Class B or Class C Common Stock requested to be converted shall be converted into shares of Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Class B or Class C Common Stock, as the case may be. The conversion of shares hereunder shall be effective, subject to the terms of this subparagraph 5, as of the close of business on the date of the receipt by the Corporation of such request to convert, and the holder entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares on such date. All shares of Class B or Class C Common Stock converted into shares of Class A Common Stock as provided in this subparagraph 5 may be reissued by the Corporation.

             (d) Upon receipt by a record holder of shares of Class C Common Stock from the Corporation of written notice of mandatory conversion of its shares of Class C Common Stock, the shares of Class C Common Stock to be converted shall be converted into shares of Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Class C Common Stock. The conversion of shares hereunder shall be effective, subject to the terms of this subparagraph 5, as of the close of business on the date of the receipt by the record holder of Class C Common Stock of such notice from the Corporation of mandatory conversion, and the holder entitled to receive the shares issuable upon such mandatory conversion shall be treated for all purposes as the record holder of such shares on such date. For purposes of this section (d) of this subparagraph 5, such notice shall be deemed to be received by the record holder of Class C Common Stock ten (10) business days following mailing of the notice by the Corporation. All shares of Class C Common Stock converted into shares of Class A Common Stock as provided in this subparagraph 5 may be reissued by the Corporation.

             (e) Any conversion of shares of Class B or Class C Common Stock shall be exercised by the surrender by the holder of the certificate or certificates representing the shares being converted accompanied, if the conversion is at the option of the holder, by a written notice of conversion signed by such holder or its duly authorized agent, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Class B or Class C Common Stock, as the case may be) at any time during its usual business hours, and stating the name or names in which such holder wishes the certificate or certificates for Class A Common Stock to be received upon conversion to be issued and the address to which such certificate or certificates shall be delivered. In case such notice shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issuance of the Class A Common Stock upon conversion and all instruments of transfer appropriately completed to permit such issuance. Subject to the foregoing, the issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B or Class C Common Stock shall be made without charge to the holder of such converted shares for any costs incurred by the Corporation in connection with such conversion and related issuance of shares. As soon as practicable after such surrender of such certificate or certificates, the Corporation shall issue and deliver at such address as is specified by such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid.

             (f) The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares, solely for the purpose of issue upon the conversion of shares of Class B Common Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock. The Corporation shall, following an underwritten initial public offering of the shares of Common Stock of the Corporation, reserve and keep available, out of its authorized and unissued shares, solely for the purpose of issue upon the conversion of shares of Class C Common Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon conversion of all outstanding shares of Class C Common Stock. All shares of Class A Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The Corporation will take such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable requirements of any national stock exchange upon which the shares of Common Stock of the Corporation may be listed.

             (g) If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other classes will be proportionately subdivided or combined.

E.       OTHER PROVISIONS

         1. Except as may be otherwise provided in an agreement between the Corporation and one or more holders of the shares of stock or of options, warrants or other rights to purchase share of stock or other securities of the Corporation, no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether one or more of such holders or others, and upon such terms as may be deemed advisable by the Board of Directors.

         2. The relative powers, preferences and rights of each series of Class B Preferred Stock in relation to the powers, preferences and rights of each other series of Class B Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of Preferred Stock or the holders of such of the series of Class B Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Class B Preferred Stock; provided, however, that the approval of the holders of a majority of the shares of the Preferred Stock, voting as a separate class, shall be required for the matters described in the first sentence of subparagraph 8(b) of Paragraph A of this Article FOURTH and the approval of the holders of a majority of the shares of Class B Series 1 Preferred Stock, voting as a separate class, shall be required for the matters described in subparagraph 2 of Paragraph C of this Article FOURTH; and provided, however, that the Board of Directors may expressly provide in the resolution or resolutions as to any series of Class B Preferred Stock adopted pursuant to Paragraph B of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Class B Preferred Stock.

         3. Subject to the provisions of subparagraph 2 of this Paragraph E, shares of any series of Class B Preferred Stock, in an aggregate amount not exceeding the total number of shares of Class B Preferred Stock authorized in this Amended and Restated Certificate of Incorporation, may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors, and shares of Preferred Stock, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized in this Amended and Restated Certificate of Incorporation, may be issued from time to time pursuant to subparagraph 2(a) of Paragraph A of this Article FOURTH.

         4. Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, in an aggregate amount not exceeding the respective total number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, as applicable, authorized in this Amended and Restated Certificate of Incorporation, may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         5. The authorized amount of shares of Class B Preferred Stock and Common Stock may, without a class or series vote, be increased or decreased (but not below the number of such shares then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.



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

             FIFTH:   Except as required in the  By-laws of the Corporation,  no election  of  directors  need be by written ballot.

             SIXTH: The Board of Directors shall have the power to make, alter, or repeal By-laws of the Corporation, subject to the power of the stockholders entitled to vote thereon to alter or repeal By-laws made by the Board of Directors.

             SEVENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that subject to the immediately following sentence, this Article SEVENTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after this Amended and Restated Certificate of
Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                      B. Any repeal or modification of the foregoing Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

             EIGHTH: The Corporation shall, to the fullest extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any and all persons whom it shall have power to indemnify under such law to the extent that such indemnification and advancement of expenses is permitted under such law, as such law may from time to time be in effect; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be deemed exclusive of other rights to which those indemnified may be entitled under any by-law, agreement, vote of directors or stockholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. To the extent permitted by applicable law, any person seeking indemnification under this Article EIGHTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of a person with respect to any acts or omissions of such person occurring prior to such repeal or modification.



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

             NINTH:   The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the Corporation.

             TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation, as such may from time to time be in effect, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein are granted subject to this reservation.


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